Exhibit 99.1

Investor Contact Stephen Pettibone 203-351-3500
Media Contact KC Kavanagh 866-478-2777	One StarPoint Stamford, CT 06902 United States

STARWOOD REPORTS FIRST QUARTER

2013 RESULTS

STAMFORD, Conn. (April 30, 2013) – Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT) today reported first quarter 2013 financial results.

First Quarter 2013 Highlights

•	Excluding special items, EPS from continuing operations was $0.76. Including special items, EPS from continuing operations was $0.73.

•	Adjusted EBITDA was $315 million, which included $58 million of EBITDA from the St. Regis Bal Harbour residential project.

•	Excluding special items, income from continuing operations was $148 million. Including special items, income from continuing operations was $143 million.

•

Worldwide Systemwide REVPAR for Same-Store Hotels increased 5.0% in constant dollars (4.6% in actual dollars) compared to 2012. Systemwide REVPAR for Same-Store Hotels in North America increased 6.2% in constant dollars (6.2% in actual dollars).

•	Management fees, franchise fees and other income increased 8.0% compared to 2012.

•	Worldwide Same-Store Company-Operated gross operating profit margins increased approximately 52 basis points compared to 2012.

•	Worldwide REVPAR for Starwood Same-Store Owned Hotels increased 3.4% in constant dollars (3.1% in actual dollars) compared to 2012.

•	Margins at Starwood Same-Store Owned Hotels Worldwide remained flat compared to 2012.

•

Earnings from Starwood’s vacation ownership and residential business decreased approximately $11 million compared to 2012, due to lower revenues at the St. Regis Bal Harbour residential project that is nearing completion.

•	During the quarter, the Company signed 26 hotel management and franchise contracts, representing approximately 6,200 rooms, and opened 18 hotels and resorts with approximately 4,000 rooms.

First Quarter 2013 Earnings Summary

Starwood Hotels & Resorts Worldwide, Inc. (“Starwood” or the “Company”) today reported EPS from continuing operations for the first quarter of 2013 of $0.73 compared to $0.65 in the first quarter of 2012. Excluding special items, EPS from continuing operations was $0.76 for the first quarter of 2013 compared to $0.63 in the first quarter of 2012. Special items in the first quarter of 2013, which totaled a charge of $5 million (after-tax), included a loss of $8 million (pre-tax), primarily related to the sale of three wholly-owned hotels. Special items in the first quarter of 2012, which totaled a benefit of $5 million (after-tax), included an $11 million (pre-tax) reduction of a legal reserve, partially offset by a $7 million (pre-tax) loss on the sale of one wholly-owned hotel. Excluding special items, the effective income tax rate in the first quarter of 2013 was 31.3% compared to 29.8% in the first quarter of 2012.

Income from continuing operations was $143 million in the first quarter of 2013, compared to $129 million in the first quarter of 2012. Excluding special items, income from continuing operations was $148 million in the first quarter of 2013 compared to $124 million in the first quarter of 2012.

Net income was $213 million and $1.09 per share in the first quarter of 2013, compared to $128 million and $0.65 per share in the first quarter of 2012. The net income in the first quarter of 2013 included a tax benefit of $70 million, in discontinued operations, as a result of the reversal of a reserve associated with an uncertain tax position related to a previous disposition. The applicable statute of limitation for this tax position lapsed during the first quarter of 2013.

Frits van Paasschen, CEO, said, “We had a solid first quarter across all lines of our business. Our management and franchise fees grew strongly, and despite our sale of 11 hotels, earnings at our owned portfolio exceeded last year’s levels, driven by great performance at our North American properties. We grew REVPAR Index as we captured more than our fair share of global growth. And at Bal Harbour, we’ve now sold and closed on approximately 86% of the residences. Overall, the global lodging recovery continues along the trend lines we’ve been seeing. Tight supply is driving higher room rates in North America, and our footprint continues to expand in the growing economies. We are seeing more interest among real estate buyers for both vacation ownership and our owned hotels.”

“We spent a month in Dubai as part of a temporary office relocation to work closely with our teams in that region. Dubai is a perfect example of how growth in lodging demand is being fueled by the rising wealth around the world, the creation of new cities in fast growing economies, and the expanding reach of global businesses.”

First Quarter 2013 Operating Results

Management and Franchise Revenues

Worldwide Systemwide REVPAR for Same-Store Hotels increased 5.0% in constant dollars (4.6% in actual dollars) compared to the first quarter of 2012. International Systemwide REVPAR for Same-Store Hotels increased 3.4% in constant dollars (increased 2.6% in actual dollars).

Changes in REVPAR for Worldwide Systemwide Same-Store Hotels by region:

	REVPAR
Region	Constant Dollars	Actual Dollars
Americas:
North America	6.2%	6.2%
Latin America	0.3%	0.3%
Asia Pacific:
Greater China	5.4%	6.4%
Rest of Asia	5.5%	1.7%
Europe, Africa & Middle East:
Europe	(1.3)%	(0.4)%
Africa & Middle East	7.3%	6.0%

Changes in REVPAR for Worldwide Systemwide Same-Store Hotels by brand:

	REVPAR
Brand	Constant Dollars	Actual Dollars
St. Regis/Luxury Collection	11.1%	10.4%
W Hotels	7.9%	7.9%
Westin	3.6%	3.1%
Sheraton	3.8%	3.2%
Le Méridien	2.0%	2.3%
Four Points by Sheraton	6.9%	6.7%
Aloft	7.7%	7.7%

Worldwide Same-Store Company-Operated gross operating profit margins increased approximately 52 basis points compared to 2012. International gross operating profit margins for Same-Store Company-Operated properties increased 12 basis points. North American Same-Store Company-Operated gross operating profit margins increased approximately 110 basis points, driven by REVPAR increases and cost controls.

Management fees, franchise fees and other income were $217 million, up $16 million, or 8.0% compared to the first quarter of 2012. Management fees increased 7.8% to $124 million and franchise fees increased 6.7% to $48 million.

Development

During the first quarter of 2013, the Company signed 26 hotel management and franchise contracts, representing approximately 6,200 rooms, of which 20 are new builds and 6 are conversions from other brands. At March 31, 2013, the Company had approximately 400 hotels in the active pipeline representing approximately 100,000 rooms.

During the first quarter of 2013, 18 new hotels and resorts (representing approximately 4,000 rooms) entered the system, including Le Méridien Dallas, The Stoneleigh (Dallas, 170 rooms), The Westin Birmingham (Birmingham, 294 rooms), The Westin Panama (Panama City, 218 rooms), Sheraton Dubai Mall of Emirates Hotel (Dubai, 481 rooms), Aloft Kuala Lumpur Sentral (Kuala Lumpur, 482 rooms), and W Guangzhou (Guangdong, 317 rooms). During the quarter, five properties (representing approximately 900 rooms) were removed from the system.

Owned, Leased and Consolidated Joint Venture Hotels

Worldwide REVPAR at Starwood Same-Store Owned Hotels increased 3.4% in constant dollars (3.1% in actual dollars) when compared to 2012. Excluding owned hotels in Argentina, REVPAR at Worldwide Owned Hotels increased 5.3% in constant dollars (4.9% in actual dollars). REVPAR at Starwood Same-Store Owned Hotels in North America increased 6.3% in constant dollars (6.1% actual dollars). Internationally, Starwood Same-Store Owned Hotel REVPAR increased 0.9% in constant dollars (0.4% in actual dollars). Excluding owned hotels in Argentina, internationally, REVPAR at owned hotels increased 4.2% in constant dollars (3.7% in actual dollars). REVPAR at owned hotels in Argentina decreased approximately 27% in constant dollars driven by economic instability in the country.

Revenues at Starwood Same-Store Owned Hotels Worldwide increased 2.0% in constant dollars (increased 1.6% in actual dollars) while costs and expenses increased 1.9% in constant dollars (1.5% in actual dollars) when compared to 2012. Margins at these hotels remained flat compared to 2012. Excluding owned hotels in Argentina, margins increased by approximately 100 basis points.

Revenues at Starwood Same-Store Owned Hotels in North America increased 4.5% in constant dollars (4.3% in actual dollars) while costs and expenses increased 2.8% in constant dollars (2.7% in actual dollars) when compared to 2012. Margins at these hotels increased approximately 130 basis points.

Internationally, revenues at Starwood Same-Store Owned Hotels decreased 0.3% in constant dollars (decreased 0.9% in actual dollars) while costs and expenses increased 1.1% in constant dollars (0.5% in actual dollars) when compared to 2012. Margins at these hotels decreased approximately 120 basis points. Excluding owned hotels in Argentina, margins increased by approximately 70 basis points.

Revenues at owned, leased and consolidated joint venture hotels were $379 million, compared to $402 million in 2012. Expenses at owned, leased and consolidated joint venture hotels were $320 million compared to $349 million in 2012. First quarter results were negatively impacted by asset sales since the first quarter of 2012.

Vacation Ownership

Total vacation ownership revenues increased 16.4% to $177 million in the first quarter of 2013 when compared to 2012 primarily due to increased revenues from resort operations, the transfer of the Westin St. John from owned hotel revenues to vacation ownership revenues, and a favorable adjustment to loan loss reserves. Originated contract sales of vacation ownership intervals and the number of contracts signed were flat compared to 2012. The average price per vacation ownership unit sold increased 0.5% to approximately $16,200, driven by inventory mix.

Residential

During the first quarter of 2013, the Company’s residential revenues were $132 million compared to $362 million in 2012. The Company realized residential revenues from Bal Harbour of $129 million and generated EBITDA of $58 million, compared to revenues of $356 million and EBITDA of $78 million in the same period of 2012. During the first quarter of 2013, the Company closed sales of 38 units at Bal Harbour and realized incremental cash proceeds of $127 million associated with these units. From project inception through March 31, 2013, the Company has closed contracts on approximately 86% of the total residential units available at Bal Harbour and realized residential revenue of $939 million and EBITDA of $219 million.

Selling, General, Administrative and Other

During the first quarter of 2013, selling, general, administrative and other expenses decreased 6.3% to $90 million compared to $96 million in 2012 primarily due to organizational changes in the second half of 2012 and non-recurring professional expenses recorded in the prior year. The Company continues to target a 3-5% increase for the full year.

During the first quarter of 2013, the Company completed certain changes to its organizational structures in the Americas division. The Company recorded an expense for severance costs of approximately $4 million associated with these changes.

Capital

Gross capital spending during the quarter included approximately $17 million of maintenance capital and $81 million of development capital.

Asset Sales

During the first quarter of 2013, the Company completed the sales of three hotels; the Aloft and Element hotels in Lexington, Massachusetts and the W New Orleans - French Quarter for cash proceeds of approximately $61 million. These hotels were sold subject to either long-term management or franchise contracts. The Company recorded a loss of $8 million associated with these sales. In addition, following the end of the first quarter the Company completed the sale of the W New Orleans for cash proceeds of approximately $65 million.

Share Repurchase

In the first quarter of 2013 and through April 5, 2013, the Company repurchased nearly 1 million shares at a total cost of approximately $56 million and a weighted average price of $59.35 per share. As of April 5, 2013, approximately $624 million remained available under the Company’s share repurchase authorization.

Balance Sheet

At March 31, 2013, the Company had gross debt of $1.275 billion, cash and cash equivalents of $529 million (including $142 million of restricted cash) and net debt of $746 million, compared to net debt of $847 million as of December 31, 2012, in each case excluding debt and restricted cash associated with securitized vacation ownership notes receivable. Net debt at March 31, 2013, including $472 million of debt and $20 million of restricted cash associated with securitized vacation ownership notes receivable, was $1.198 billion.

Outlook

For the Full Year 2013:

Including Bal Harbour, which is expected to contribute approximately $90 million of EBITDA, adjusted EBITDA is expected to be approximately $1.210 billion to $1.235 billion (based on the assumptions below).

•	Excluding Bal Harbour, adjusted EBITDA is expected to be approximately $1.120 billion to $1.145 billion, assuming:

•	REVPAR increases at Same-Store Company-Operated Hotels Worldwide of 5% to 7% in constant and actual dollars.

•	REVPAR increases at Same-Store Owned Hotels Worldwide of 4% to 6% in constant and actual dollars.

•	Margins at Same-Store Owned Hotels Worldwide increase 75 to 125 basis points.

•	Management fees, franchise fees and other income increase approximately 9% to 11%.

•	Earnings from the Company’s vacation ownership and residential business of approximately $160 million to $165 million.

•	Selling, general and administrative expenses increase approximately 3% to 5%.

•	Full year owned earnings are negatively impacted by approximately $8 million due to assets sold year to date in 2013.

•	Depreciation and amortization is expected to be approximately $300 million.

•	Interest expense is expected to be approximately $125 million.

•	Full year effective tax rate is expected to be approximately 32%, and cash taxes are expected to be approximately $115 million.

•	Including Bal Harbour, EPS before special items is expected to be approximately $2.75 to $2.83 (based on the assumptions above).

•

Full year capital expenditures (excluding vacation ownership and residential inventory) are expected to be approximately $200 million for maintenance, renovation and technology. In addition, in-flight investment projects and prior commitments for joint ventures and other investments are expected to total approximately $350 million.

•	Vacation ownership (excluding Bal Harbour) is expected to generate approximately $175 million in positive cash flow. Bal Harbour is expected to generate at least $150 million in net cash flow.

For the three months ended June 30, 2013:

•

Including Bal Harbour, which is expected to contribute approximately $20 million of EBITDA, adjusted EBITDA is expected to be approximately $305 million to $315 million (based on the assumptions below).

•	Excluding Bal Harbour, adjusted EBITDA is expected to be approximately $285 million to $295 million, assuming:

•	REVPAR increases at Same-Store Company-Operated Hotels Worldwide of 5% to 7% in constant dollars (approximately 50 basis points lower in actual dollars at current exchange rates).

•	REVPAR increases at Same-Store Company-Owned Hotels Worldwide of 4% to 6% in constant dollars (approximately 50 basis points lower in actual dollars at current exchange rates).

•	Management fees, franchise fees and other income increase approximately 8% to 10%.

•	Earnings from the Company’s vacation ownership and residential business are flat to up approximately $5 million year over year.

•	Depreciation and amortization is expected to be approximately $75 million.

•	Interest expense is expected to be approximately $30 million.

•

Including Bal Harbour, income from continuing operations is expected to be approximately $136 million to $143 million, reflecting an effective tax rate of approximately 32% (based on the assumptions above).

•	Including Bal Harbour, EPS is expected to be approximately $0.70 to $0.73 (based on the assumptions above).

Special Items

The Company’s special items netted to a charge of $8 million ($5 million after-tax) in the first quarter of 2013 compared to a benefit of $4 million (a $5 million benefit after-tax) in the same period of 2012.

The following represents a reconciliation of income from continuing operations before special items to income from continuing operations including special items (in millions, except per share data):

	Three Months Ended March 31,
	2013	2012
Income from continuing operations before special items	$148	$124

EPS before special items	$0.76	$0.63

Special Items
Restructuring and other special (charges) credits, net (a)	1	11
Gain (loss) on asset dispositions and impairments, net (b)	(9)	(7)

Total special items – pre-tax	(8)	4
Income tax benefit (expense) for special items (c)	3	1

Total special items – after-tax	(5)	5

Income from continuing operations	$143	$129

EPS including special items	$0.73	$0.65

a)	During the three months ended March 31, 2012, the Company recorded a favorable adjustment of $11 million to reverse a portion of a litigation reserve established in 2011.

b)	During the three months ended March 31, 2013, the net loss primarily relates to the sale of three wholly-owned hotels. During the three months ended March 31, 2012, the net loss primarily relates to the sale of one wholly-owned hotel.

c)	During the three months ended March 31, 2013, the benefit primarily relates to a tax benefit on the special items at the statutory tax rate. The three months ended March 31, 2012 includes the recognition of a deferred tax adjustment associated with a previous transaction.

The Company has included the above supplemental information concerning special items to assist investors in analyzing Starwood’s financial position and results of operations. The Company has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core ongoing operations.

Starwood will be conducting a conference call to discuss the first quarter financial results at 10:30 a.m. Eastern Time today, available via webcast on the Company’s website at http://www.starwoodhotels.com/corporate/about/investor/earnings.html. A webcast replay will be available at 1:30 p.m. Eastern Time on Tuesday, April 30 and will run for one year. Alternatively, participants may call into (866) 921-0636 with conference ID 27331153; please dial in fifteen minutes early to ensure a timely start. A call replay will be available from 1:30 p.m. Eastern Time on Tuesday, April 30 through Tuesday, May 7, 2013 and can be accessed by dialing (855) 859-2056 with conference ID 27331153.

Definitions

All references to EPS, unless otherwise noted, reflect earnings per diluted share from continuing operations attributable to Starwood’s common stockholders. All references to continuing operations, discontinued operations and net income reflect amounts attributable to Starwood’s common stockholders (i.e., excluding amounts attributable to noncontrolling interests). All references to “net capital expenditures” mean gross capital expenditures for timeshare and fractional inventory net of cost of sales. EBITDA represents net income before interest expense, taxes, depreciation and amortization. The Company believes that EBITDA is a useful measure of the Company’s operating performance due to the significance of the Company’s long-lived assets and level of indebtedness. EBITDA is a commonly used measure of performance in its industry which when considered with GAAP measures, the Company believes gives a more complete understanding of the Company’s operating performance. It also facilitates comparisons between the Company and its competitors. The Company’s management has historically adjusted EBITDA (i.e., “Adjusted EBITDA”) when evaluating operating performance for the Company, as well as for individual properties or groups of properties, because the Company believes that the inclusion or exclusion of certain recurring and non-recurring items, such as restructuring, goodwill impairment and other special charges, and gains and losses on asset dispositions and impairments, is necessary to provide the most accurate measure of core operating results and as a means to evaluate comparative results. The Company’s management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions and it is used in the annual budget process. The Company has historically reported this measure to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting and enables investors to perform more meaningful comparisons of past, present and future operating results and provides a means to evaluate the results of its core ongoing operations. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by GAAP and such metrics should not be considered as an alternative to net income, cash flow from operations or any other performance measure prescribed by GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may be different from the calculations used by other companies and, therefore, comparability may be limited.

All references to Same-Store Owned Hotels reflect the Company’s owned, leased and consolidated joint venture hotels, excluding condo hotels, hotels sold to date and hotels undergoing significant repositionings or for which comparable results are not available (i.e., hotels not owned during the entire periods presented or closed due to seasonality or natural disasters). References to Company-Operated Hotel metrics (e.g., REVPAR) reflect metrics for the Company’s owned, leased and managed hotels. References to Systemwide metrics (e.g., REVPAR) reflect metrics for the Company’s owned, managed and franchised hotels. REVPAR is defined as revenue per available room. ADR is defined as average daily rate.

All references to revenues in constant dollars represent revenues, excluding the impact of the movement of foreign exchange rates. The Company calculates revenues in constant dollars by calculating revenues for the current year using the prior year’s exchange rates. The Company uses this revenue measure to better understand the underlying results and trends of the business, excluding the impact of movements in foreign exchange rates.

All references to contract sales or originated sales reflect vacation ownership sales before revenue adjustments for percentage of completion accounting methodology. All references to earnings from vacation ownership and residential represents operating income before depreciation expense. All references to management and franchise revenues represent base and incentive fees, franchise fees, amortization of deferred gains resulting from the sales of hotels subject to long-term management contracts and termination fees.

Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with 1,146 properties in nearly 100 countries and 171,000 employees at its owned and managed properties. Starwood is a fully integrated owner, operator and franchisor of hotels, resorts and residences with the following internationally renowned brands: St. Regis®, The Luxury Collection®, W®, Westin®, Le Méridien®, Sheraton®, Four Points® by Sheraton, Aloft®, and Element®. The Company boasts one of the industry’s leading loyalty programs, Starwood Preferred Guest (SPG), allowing members to earn and redeem points for room stays, room upgrades and flights, with no blackout dates. Starwood also owns Starwood Vacation Ownership, Inc., a premier provider of world-class vacation experiences through villa-style resorts and privileged access to Starwood brands. For more information, including reconciliations of non-GAAP financial measures to GAAP financial measures, please visit www.starwoodhotels.com or contact Investor Relations at (203) 351-3500.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties and other factors that may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Further results, performance and achievements may be affected by general economic conditions including the impact of war and terrorist activity, natural disasters, business and financing conditions (including the condition of credit markets in the U.S. and internationally), foreign exchange fluctuations, cyclicality of the real estate (including residential) and the hotel and vacation ownership businesses, operating risks associated with the hotel, vacation ownership and residential businesses, relationships with associates and labor unions, customers and property owners, the impact of the internet reservation channels, our reliance on technology, domestic and international political and geopolitical conditions, competition, governmental and regulatory actions (including the impact of changes in U.S. and foreign tax laws and their interpretation), travelers’ fears of exposure to contagious diseases, risk associated with the level of our indebtedness, risk associated with potential acquisitions and dispositions and the introduction of new brand concepts and other risks and uncertainties. These risks and uncertainties are presented in detail in our filings with the Securities and Exchange Commission. Future vacation ownership units indicated in this press release include planned units on land owned by the Company or by joint ventures in which the Company has an interest that have received all major governmental land use approvals for the development of vacation ownership resorts. There can also be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated. There can also be no assurance that agreements will be entered into for the hotels in the Company’s pipeline and, if entered into, the timing of any agreement and the opening of the related hotel. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Unaudited Consolidated Statements of Income

(In millions, except per share data)

	Three Months Ended March 31,
	2013	2012	% Variance
Revenues
Owned, leased and consolidated joint venture hotels	$379	$402	(5.7)
Vacation ownership and residential sales and services	309	514	(39.9)
Management fees, franchise fees and other income	217	201	8.0
Other revenues from managed and franchised properties (a)	634	598	6.0

	1,539	1,715	(10.3)
Costs and Expenses
Owned, leased and consolidated joint venture hotels	320	349	8.3
Vacation ownership and residential	199	393	49.4
Selling, general, administrative and other	90	96	6.3
Restructuring and other special charges (credits), net	(1)	(11)	90.9
Depreciation	58	57	(1.8)
Amortization	7	6	(16.7)
Other expenses from managed and franchised properties (a)	634	598	(6.0)

	1,307	1,488	12.2
Operating income	232	227	2.2
Equity (losses) earnings and gains (losses) from unconsolidated ventures, net	9	10	(10.0)
Interest expense, net of interest income of $1 and $0	(26)	(49)	46.9
Gain (loss) on asset dispositions and impairments, net	(9)	(7)	(28.6)

Income from continuing operations before taxes and noncontrolling interests	206	181	13.8
Income tax benefit (expense)	(64)	(52)	(23.1)

Income from continuing operations	142	129	10.1
Discontinued Operations:
Gain (loss) on dispositions, net of tax	70	(1)	n/m

Net income	212	128	65.6
Net loss (income) attributable to noncontrolling interests	1	—	n/m

Net income attributable to Starwood	$213	$128	66.4

Earnings (Losses) Per Share – Basic
Continuing operations	$0.74	$0.67	10.4
Discontinued operations	0.37	—	n/m

Net income (loss)	$1.11	$0.67	65.7

Earnings (Losses) Per Share – Diluted
Continuing operations	$0.73	$0.65	12.3
Discontinued operations	0.36	—	n/m

Net income (loss)	$1.09	$0.65	67.7

Amounts attributable to Starwood’s Common Stockholders
Continuing operations	$143	$129	10.9
Discontinued operations	70	(1)	n/m

Net income (loss)	$213	$128	66.4

Weighted average number of shares	191	192

Weighted average number of shares assuming dilution	194	197

(a)	The Company includes in revenues the reimbursement of costs incurred on behalf of managed hotel property owners and franchisees with no added margin and includes in costs and expenses these reimbursed costs. These costs relate primarily to payroll costs at managed properties where the Company is the employer.

n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Consolidated Balance Sheets

(In millions, except share data)

	March 31, 2013	December 31, 2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$387	$305
Restricted cash	158	158
Accounts receivable, net of allowance for doubtful accounts of $54 and $59	600	586
Inventories	299	361
Securitized vacation ownership notes receivable, net of allowance for doubtful accounts of $8 and $9	63	65
Deferred income taxes	277	320
Prepaid expenses and other	163	124

Total current assets	1,947	1,919
Investments	266	260
Plant, property and equipment, net	3,133	3,162
Assets held for sale, net	—	36
Goodwill and intangible assets, net	2,025	2,025
Deferred income taxes	624	636
Other assets (a)	425	385
Securitized vacation ownership notes receivable	410	438

Total assets	$8,830	$8,861

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt (b)	$2	$2
Accounts payable	100	121
Current maturities of long-term securitized vacation ownership debt	119	150
Accrued expenses	1,150	1,074
Accrued salaries, wages and benefits	297	395
Accrued taxes and other	195	287

Total current liabilities	1,863	2,029
Long-term debt (b)	1,273	1,273
Long-term securitized vacation ownership debt	353	383
Deferred income taxes	75	78
Other liabilities	1,921	1,956

Total liabilities	5,485	5,719

Commitments and contingencies
Stockholders’ equity:
Common stock; $0.01 par value; authorized 1,000,000,000 shares; outstanding 194,555,997 and 193,121,094 shares at March 31, 2013 and December 31, 2012, respectively	2	2
Additional paid-in capital	820	816
Accumulated other comprehensive loss	(350)	(338)
Retained earnings	2,870	2,657

Total Starwood stockholders’ equity	3,342	3,137
Noncontrolling interest	3	5

Total stockholders’ equity	3,345	3,142

Total liabilities and stockholders’ equity	$8,830	$8,861

(a)	Includes restricted cash of $4 million and $6 million at March 31, 2013 and December 31, 2012, respectively.
(b)	Excludes Starwood’s share of unconsolidated joint venture debt aggregating approximately $362 million and $389 million at March 31, 2013 and December 31, 2012, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Historical Data

(In millions)

	Three Months Ended March 31,
	2013	2012	% Variance
Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
Net income	$213	$128	66.4%
Interest expense (a)	28	49	(42.9)%
Income tax (benefit) expense (b)	(6)	53	n/m
Depreciation (c)	64	64	—
Amortization (d)	8	7	14.3%

EBITDA	307	301	2.0%
(Gain) loss on asset dispositions and impairments, net	9	7	28.6%
Restructuring and other special charges (credits), net	(1)	(11)	(90.9)%

Adjusted EBITDA	$315	$297	6.1%

(a)	Includes $1 million and $0 million of Starwood’s share of interest expense of unconsolidated joint ventures for the three months ended March 31, 2013 and 2012, respectively.
(b)	Includes $(70 million) and $1 million of tax expense (benefit) recorded in discontinued operations for the three months ended March 31, 2013 and 2012, respectively.
(c)	Includes $6 million and $7 million of Starwood’s share of depreciation expense of unconsolidated joint ventures for the three months ended March 31, 2013 and 2012, respectively.
(d)	Includes $1 million and $1 million of Starwood’s share of amortization expense of unconsolidated joint ventures for the three months ended March 31, 2013 and 2012, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Same-Store Owned/Leased Hotels Worldwide

(In millions)

	Three Months Ended March 31, 2013
	$ Change	% Variance
Revenue
Revenue increase/(decrease) (GAAP)	$4.4	1.6%
Impact of changes in foreign exchange rates	1.1	0.4%

Revenue increase/(decrease) in constant dollars	$5.5	2.0%

Expense
Expense increase/(decrease) (GAAP)	$3.6	1.5%
Impact of changes in foreign exchange rates	0.8	0.4%

Expense increase/(decrease) in constant dollars	$4.4	1.9%

Non-GAAP to GAAP Reconciliations – Same-Store Owned/Leased Hotels North America

(In millions)

	Three Months Ended March 31, 2013
	$ Change	% Variance
Revenue
Revenue increase/(decrease) (GAAP)	$5.7	4.3%
Impact of changes in foreign exchange rates	0.3	0.2%

Revenue increase/(decrease) in constant dollars	$6.0	4.5%

Expense
Expense increase/(decrease) (GAAP)	$3.0	2.7%
Impact of changes in foreign exchange rates	0.1	0.1%

Expense increase/(decrease) in constant dollars	$3.1	2.8%

Non-GAAP to GAAP Reconciliations – Same-Store Owned/Leased Hotels International

(In millions)

	Three Months Ended March 31, 2013
	$ Change	% Variance
Revenue
Revenue increase/(decrease) (GAAP)	$(1.3)	(0.9)%
Impact of changes in foreign exchange rates	0.9	0.6%

Revenue increase/(decrease) in constant dollars	$(0.4)	(0.3)%

Expense
Expense increase/(decrease) (GAAP)	$0.6	0.5%
Impact of changes in foreign exchange rates	0.7	0.6%

Expense increase/(decrease) in constant dollars	$1.3	1.1%

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Same-Store Owned/Leased Hotels Worldwide

(In millions)

	Three Months Ended March 31, 2013
	2013	2012	% Variance (a)
Revenue
Total revenue from same-store owned hotels	$285	$280	1.6%
less: revenue from same-store owned hotels in Argentina	(10)	(14)	(26.4)%

Total revenue excluding revenue from same-store owned hotels in Argentina	$275	$266	3.1%

Expense
Total expense from same-store owned hotels	$234	$230	1.5%
less: expense from same-store owned hotels in Argentina	(10)	(10)	(5.7)%

Total expense excluding expense from same-store owned hotels in Argentina	$224	$220	1.9%

Non-GAAP to GAAP Reconciliations – Same-Store Owned/Leased Hotels International

(In millions)

	Three Months Ended March 31, 2013
	2013	2012	% Variance (a)
Revenue
Total revenue from same-store owned hotels	$146	$147	(0.9)%
less: revenue from same-store owned hotels in Argentina	(10)	(14)	(26.4)%

Total revenue excluding revenue from same-store owned hotels in Argentina	$136	$133	1.9%

Expense
Total expense from same-store owned hotels	$122	$122	0.5%
less: expense from same-store owned hotels in Argentina	(10)	(10)	(5.7)%

Total expense excluding expense from same-store owned hotels in Argentina	$112	$112	1.1%

(a)	% Variance calculated based on numbers in thousands.

Non-GAAP to GAAP Reconciliation – Earnings from Vacation Ownership and Residential Business

(In millions)

	Three Months Ended March 31, 2013
	2013	2012	$ Variance
Earnings from vacation ownership and residential	$110	$121	(11)
Depreciation expense	(5)	(5)	—

Operating income from vacation ownership and residential	$105	$116	(11)

Non-GAAP to GAAP Reconciliation – Earnings from Bal Harbour

(In millions)

	Three Months Ended March 31, 2013
	2013	2012	$ Variance
Earnings from Bal Harbour	$58	$78	(20)
Depreciation expense	—	—	—

Operating income from Bal Harbour	$58	$78	(20)

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Future Performance

(In millions, except per share data)

Low Case

Three Months Ended June 30, 2013		Year Ended December 31, 2013
$136	Net income (a)	$599
30	Interest expense	125
64	Income tax expense (a)	178
75	Depreciation and amortization	300

305	EBITDA	1,202
—	(Gain) loss on asset dispositions and impairments, net	9
—	Restructuring and other special charges (credits)	(1)

$305	Adjusted EBITDA	$1,210

Three Months Ended June 30, 2013		Year Ended December 31, 2013
$136	Income from continuing operations before special items	$534

$0.70	EPS before special items	$2.75

	Special Items
—	Gain (loss) on asset dispositions and impairments, net	(9)
—	Restructuring and other special (charges) credits	1

—	Total special items – pre-tax	(8)
—	Income tax benefit associated with special items	3

—	Total special items – after-tax	(5)

$136	Income from continuing operations	$529

$0.70	EPS including special items	$2.72

High Case

Three Months Ended June 30, 2013		Year Ended December 31, 2013
$143	Net income (a)	$616
30	Interest expense	125
67	Income tax expense (a)	186
75	Depreciation and amortization	300

315	EBITDA	1,227
—	(Gain) loss on asset dispositions and impairments, net	9
—	Restructuring and other special charges (credits)	(1)

$315	Adjusted EBITDA	$1,235

Three Months Ended June 30, 2013		Year Ended December 31, 2013
$143	Income from continuing operations before special items	$551

$0.73	EPS before special items	$2.83

	Special Items
—	Gain (loss) on asset dispositions and impairments, net	(9)
—	Restructuring and other special (charges) credits	1

—	Total special items – pre-tax	(8)
—	Income tax benefit associated with special items	3

—	Total special items – after-tax	(5)

$143	Income from continuing operations	$546

$0.73	EPS including special items	$2.81

(a)	Includes a tax benefit of $70 million recorded in discontinued operations during the three months ended March 31, 2013.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations –

Future Earnings from Vacation Ownership and Residential Business

Excluding Bal Harbour

(In millions)

Low Case

	Three Months Ended June 30,
	2013	2012	$ Variance
Earnings from vacation ownership and residential	$40	$40	$—
Depreciation expense	(5)	(4)	(1)

Operating income from vacation ownership and residential	$35	$36	$(1)

Year Ended December 31, 2013
Earnings from vacation ownership and residential	$160
Depreciation expense	(22)

Operating income from vacation ownership and residential	$138

High Case

	Three Months Ended June 30,
	2013	2012	$ Variance
Earnings from vacation ownership and residential	$45	$40	$5
Depreciation expense	(5)	(4)	(1)

Operating income from vacation ownership and residential	$40	$36	$4

Year Ended December 31, 2013
Earnings from vacation ownership and residential	$165
Depreciation expense	(22)

Operating income from vacation ownership and residential	$143

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations –

Future Earnings from Bal Harbour

(In millions)

Three Months Ended June 30, 2013

Earnings from Bal Harbour	$20
Depreciation expense	—

Operating income from Bal Harbour	$20

Year Ended December 31, 2013

Earnings from Bal Harbour	$90
Depreciation expense	—

Operating income from Bal Harbour	$90

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Same Store Owned Hotel Revenue and Expenses

(In millions)

	Three Months Ended March 31,
Same-Store Owned Hotels Worldwide	2013	2012	% Variance
Revenue
Same-Store Owned Hotels (a)	$285	$280	1.8
Hotels Sold or Closed in 2013 and 2012	3	38	(92.1)
Hotels Without Comparable Results	85	77	10.4
Other ancillary hotel operations	6	7	(14.3)

Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$379	$402	(5.7)

Costs and Expenses
Same-Store Owned Hotels (a)	$234	$230	(1.7)
Hotels Sold or Closed in 2013 and 2012	3	35	91.4
Hotels Without Comparable Results	77	78	1.3
Other ancillary hotel operations	6	6	—

Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$320	$349	8.3

	Three Months Ended March 31,
Same-Store Owned Hotels North America	2013	2012	% Variance
Revenue
Same-Store Owned Hotels (a)	$139	$133	4.5
Hotels Sold or Closed in 2013 and 2012	3	38	(92.1)
Hotels Without Comparable Results	76	72	5.6

Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$218	$243	(10.3)

Costs and Expenses
Same-Store Owned Hotels (a)	$112	$108	(3.7)
Hotels Sold or Closed in 2013 and 2012	3	35	91.4
Hotels Without Comparable Results	65	69	5.8

Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$180	$212	15.1

	Three Months Ended March 31,
Same-Store Owned Hotels International	2013	2012	% Variance
Revenue
Same-Store Owned Hotels (a)	$146	$147	(0.7)
Hotels Without Comparable Results	9	5	80.0
Other ancillary hotel operations	6	7	(14.3)

Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$161	$159	1.3

Costs and Expenses
Same-Store Owned Hotels (a)	$122	$122	—
Hotels Without Comparable Results	12	9	(33.3)
Other ancillary hotel operations	6	6	—

Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$140	$137	(2.2)

(a)	Same-Store Owned Hotel results exclude 11 hotels sold and 12 hotels without comparable results for the three months ended March 31, 2013.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Systemwide(1) Statistics—Same Store

For the Three Months Ended March 31, 2013

UNAUDITED

	Systemwide—Worldwide			Systemwide—North America			Systemwide—International
	2013	2012	Variance	2013	2012	Variance	2013	2012	Variance
TOTAL HOTELS
REVPAR ($)	112.50	107.60	4.6%	112.44	105.89	6.2%	112.56	109.66	2.6%
ADR ($)	172.35	168.77	2.1%	163.96	157.33	4.2%	183.56	184.28	-0.4%
Occupancy (%)	65.3%	63.8%	1.5	68.6%	67.3%	1.3	61.3%	59.5%	1.8

SHERATON
REVPAR ($)	94.86	91.90	3.2%	94.26	88.90	6.0%	95.56	95.43	0.1%
ADR ($)	150.14	148.70	1.0%	141.45	136.04	4.0%	161.72	165.61	-2.3%
Occupancy (%)	63.2%	61.8%	1.4	66.6%	65.3%	1.3	59.1%	57.6%	1.5

WESTIN
REVPAR ($)	127.41	123.60	3.1%	126.00	121.32	3.9%	130.45	128.58	1.5%
ADR ($)	184.10	179.72	2.4%	178.12	172.17	3.5%	197.91	197.58	0.2%
Occupancy (%)	69.2%	68.8%	0.4	70.7%	70.5%	0.2	65.9%	65.1%	0.8

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	191.04	173.11	10.4%	252.51	223.41	13.0%	163.42	150.50	8.6%
ADR ($)	300.38	291.13	3.2%	344.44	320.26	7.6%	275.89	274.47	0.5%
Occupancy (%)	63.6%	59.5%	4.1	73.3%	69.8%	3.5	59.2%	54.8%	4.4

LE MERIDIEN
REVPAR ($)	121.90	119.13	2.3%	180.97	165.50	9.3%	114.87	113.61	1.1%
ADR ($)	188.61	185.72	1.6%	235.60	220.91	6.6%	181.81	180.74	0.6%
Occupancy (%)	64.6%	64.1%	0.5	76.8%	74.9%	1.9	63.2%	62.9%	0.3

W
REVPAR ($)	212.11	196.51	7.9%	196.43	185.25	6.0%	248.32	222.35	11.7%
ADR ($)	286.65	274.40	4.5%	264.17	251.98	4.8%	339.39	330.61	2.7%
Occupancy (%)	74.0%	71.6%	2.4	74.4%	73.5%	0.9	73.2%	67.3%	5.9

FOUR POINTS
REVPAR ($)	74.38	69.69	6.7%	70.55	65.07	8.4%	80.14	76.69	4.5%
ADR ($)	116.55	113.94	2.3%	107.79	103.98	3.7%	130.58	129.91	0.5%
Occupancy (%)	63.8%	61.2%	2.6	65.5%	62.6%	2.9	61.4%	59.0%	2.4

ALOFT
REVPAR ($)	70.67	65.61	7.7%	75.76	71.56	5.9%
ADR ($)	108.99	106.51	2.3%	112.53	108.05	4.1%
Occupancy (%)	64.8%	61.6%	3.2	67.3%	66.2%	1.1

(1)	Includes same store owned, leased, managed, and franchised hotels

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Worldwide Hotel Results—Same Store

For the Three Months Ended March 31, 2013

UNAUDITED

	Systemwide (1)			Company Operated (2)
	2013	2012	Var. USD	2013	2012	Var. USD
TOTAL WORLDWIDE
REVPAR ($)	112.50	107.60	4.6%	127.70	121.99	4.7%
ADR ($)	172.35	168.77	2.1%	194.67	191.07	1.9%
Occupancy (%)	65.3%	63.8%	1.5	65.6%	63.8%	1.8

AMERICAS
REVPAR ($)	111.89	105.85	5.7%	140.23	133.26	5.2%
ADR ($)	164.46	158.38	3.8%	199.37	191.26	4.2%
Occupancy (%)	68.0%	66.8%	1.2	70.3%	69.7%	0.6

North America
REVPAR ($)	112.44	105.89	6.2%	143.32	135.43	5.8%
ADR ($)	163.96	157.33	4.2%	201.12	192.35	4.6%
Occupancy (%)	68.6%	67.3%	1.3	71.3%	70.4%	0.9

Latin America
REVPAR ($)	105.69	105.37	0.3%	118.38	117.90	0.4%
ADR ($)	170.73	171.55	-0.5%	185.52	182.82	1.5%
Occupancy (%)	61.9%	61.4%	0.5	63.8%	64.5%	-0.7

ASIA PACIFIC
REVPAR ($)	108.22	104.42	3.6%	110.17	104.03	5.9%
ADR ($)	172.69	175.88	-1.8%	176.28	178.26	-1.1%
Occupancy (%)	62.7%	59.4%	3.3	62.5%	58.4%	4.1

Greater China
REVPAR ($)	89.73	84.30	6.4%	89.14	83.86	6.3%
ADR ($)	166.31	167.08	-0.5%	165.44	167.93	-1.5%
Occupancy (%)	54.0%	50.5%	3.5	53.9%	49.9%	4.0

Rest of Asia
REVPAR ($)	127.31	125.17	1.7%	140.16	132.78	5.6%
ADR ($)	177.65	182.55	-2.7%	187.43	188.71	-0.7%
Occupancy (%)	71.7%	68.6%	3.1	74.8%	70.4%	4.4

EAME
REVPAR ($)	119.73	117.22	2.1%	127.28	124.12	2.5%
ADR ($)	201.20	198.10	1.6%	207.70	205.24	1.2%
Occupancy (%)	59.5%	59.2%	0.3	61.3%	60.5%	0.8

Europe
REVPAR ($)	109.45	109.94	-0.4%	119.06	119.17	-0.1%
ADR ($)	195.07	193.39	0.9%	204.23	203.48	0.4%
Occupancy (%)	56.1%	56.8%	-0.7	58.3%	58.6%	-0.3

Africa & Middle East
REVPAR ($)	138.26	130.40	6.0%	138.83	131.09	5.9%
ADR ($)	210.65	205.75	2.4%	212.05	207.53	2.2%
Occupancy (%)	65.6%	63.4%	2.2	65.5%	63.2%	2.3

(1)	Includes same store owned, leased, managed, and franchised hotels
(2)	Includes same store owned, leased, and managed hotels

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Owned/Leased Hotel Results—Same Store

For the Three Months Ended March 31, 2013

UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL
	2013	2012	Variance	2013	2012	Variance	2013	2012	Variance
TOTAL HOTELS	38 Hotels			14 Hotels			24 Hotels
REVPAR ($)	150.19	145.71	3.1%	156.98	147.95	6.1%	144.35	143.77	0.4%
ADR ($)	212.90	207.92	2.4%	207.64	198.41	4.7%	218.08	217.15	0.4%
Occupancy (%)	70.5%	70.1%	0.4	75.6%	74.6%	0.1	66.2%	66.2%	0.0%

Total Revenue*	284,785	280,362	1.6%	139,121	133,424	4.3%	145,663	146,938	-0.9%
Total Expenses*	233,541	229,989	-1.5%	111,366	108,453	-2.7%	122,175	121,536	-0.5%

*	Revenues & Expenses above are represented in ‘000’s

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Management Fees, Franchise Fees and Other Income

For the Three Months Ended March 31, 2013

UNAUDITED ($ millions)

	Worldwide
	2013	2012	$ Variance	% Variance
Management Fees:
Base Fees	80	76	4	5.3%
Incentive Fees	44	39	5	12.8%

Total Management Fees	124	115	9	7.8%

Franchise Fees	48	45	3	6.7%

Total Management & Franchise Fees	172	160	12	7.5%

Other Management & Franchise Revenues (1)	39	36	3	8.3%

Total Management & Franchise Revenues	211	196	15	7.7%

Other	6	5	1	20.0%

Management Fees, Franchise Fees & Other Income	217	201	16	8.0%

(1)	Other Management & Franchise Revenues includes the amortization of deferred gains of approximately $23 million in 2013 and $21 million in 2012, resulting from the sales of hotels subject to long-term management contracts and termination fees.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Vacation Ownership & Residential Revenues and Expenses

For the Three Months Ended March 31, 2013

UNAUDITED ($ millions)

	2013	2012	$ Variance	% Variance
Originated Sales Revenues (1)—Vacation Ownership Sales	83	83	0	0.0%
Other Sales and Services Revenues (2)	88	70	18	25.7%
Deferred Revenues—Percentage of Completion	(2)	1	(3)	n/m
Deferred Revenues—Other (3)	8	(2)	10	n/m

Vacation Ownership Sales and Services Revenues	177	152	25	16.4%
Residential Sales and Services Revenues (4)	132	362	(230)	(63.5%)

Total Vacation Ownership & Residential Sales and Services Revenues	309	514	(205)	(39.9%)

Originated Sales Expenses (5)—Vacation Ownership Sales	63	59	(4)	(6.8%)
Other Expenses (6)	64	53	(11)	(20.8%)
Deferred Expenses—Percentage of Completion	(1)	0	1	n/m
Deferred Expenses—Other	2	3	1	33.3%

Vacation Ownership Expenses	128	115	(13)	(11.3%)
Residential Expenses (4)	71	278	207	(74.5%)

Total Vacation Ownership & Residential Expenses	199	393	194	49.4%

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes
(2)	Includes resort income, interest income, and miscellaneous other revenues
(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of ASC 978-605-25 and provision for loan loss
(4)	For 2013, includes $129 million of revenues and $71 million expenses associated with the St. Regis Bal Harbour residential project. For 2012, includes $356 million of revenues and $278 million expenses associated wit the St. Regis Bal Harbour residential project.
(5)	Timeshare cost of sales and sales & marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes
(6)	Includes resort, general and administrative, and other miscellaneous expenses

Note: Deferred revenue is calculated based on the Percentage of Completion (“POC”) of the project. Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only. Indirect sales and marketing costs are not deferred per ASC 978-720-25 and ASC 978-340-25.

n/m	= not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Hotels without Comparable Results & Other Selected Items

As of March 31, 2013

UNAUDITED ($ millions)

Properties without comparable results in 2013 and 2012:

Property	Location
The Westin Peachtree Plaza, Atlanta	Atlanta, GA
The St. Regis Bal Harbour Resort	Bal Harbour, FL
The St. Regis New York	New York, NY
The Westin Maui Resort & Spa, Ka’anapali	Maui, HI
The Westin Denarau Island Resort & Spa, Fiji	Nadi, Fiji
Aloft San Francisco Airport	Millbrae, CA
Sheraton Santa Maria de El Paular	Madrid, Spain
Hotel Maria Cristina, San Sebastian	San Sebastian, Spain
Hotel Alfonso XIII, Seville	Seville, Spain
Four Points by Sheraton Tucson University (1)	Tucson, AZ
The Gritti Palace, Venice	Venice, Italy
The Westin St. John	St. John, Virgin Islands

Properties sold or closed in 2013 and 2012:

Property	Location
Atlanta Perimeter	Atlanta, GA
W Los Angeles—Westwood	Los Angeles, CA
W Chicago—Lakeshore	Chicago, IL
Caesars Cove Haven	Lakeville, PA
New York—Manhattan at Times Square	New York, NY
Caesars Paradise Stream	Mount Pocono, PA
Caesars Pocono Palace	Marshalls Creek, PA
Caesars Brookdale	Scotrun, PA
Aloft Lexington	Lexington, MA
Element Lexington	Lexington, MA
W New Orleans—French Quarter	New Orleans, LA

Revenues and Expenses Associated with Assets Sold or Closed in 2013 and 2012: (2)

	Q1	Q2	Q3	Q4	Full Year
Hotels Sold or Closed in 2012:
2012
Revenues	$35	$43	$36	$—	$114
Expenses (excluding depreciation)	$32	$32	$28	$ 1	$ 93

Hotels Sold or Closed in 2013: (3)
2013
Revenues	$3	$—	$—	$—	$ 3
Expenses (excluding depreciation)	$3	$—	$—	$—	$ 3

2012
Revenues	$3	$5	$5	$ 5	$ 18
Expenses (excluding depreciation)	$3	$4	$4	$ 4	$ 15

(1)	As of April 2013, this hotel completed a conversion and is now operating as Aloft Tucson University.
(2)	Results consist of three hotels sold in 2013 and eight hotels sold in 2012. These amounts are included in the revenues and expenses from owned, leased and consolidated joint venture hotels in the statements of income for 2013 and 2012. These amounts are not impacted from the sale of Caesars Brookdale because it was closed prior to 2012.
(3)	Excludes $25 million of revenues and $19 million of expenses in 2012, and excludes $7 million in revenues and $2 million of expenses in the first quarter of 2013, related to the sale of the W New Orleans in April 2013.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Capital Expenditures

For the Three Months Ended March 31, 2013

UNAUDITED ($ millions)

Q1
Maintenance Capital Expenditures: (1)
Owned, Leased and Consolidated Joint Venture Hotels	7
Corporate/IT	10

Subtotal	17
Vacation Ownership and Residential Capital Expenditures:
Net capital expenditures for inventory (excluding St. Regis Bal Harbour) (2)	(15)
Capital expenditures for inventory—St. Regis Bal Harbour	2

Subtotal	(13)
Development Capital	81

Total Capital Expenditures	85

(1)	Maintenance capital expenditures include improvements that extend the useful life of the asset.
(2)	Represents gross inventory capital expenditures of $7 million in the three months ended March 31, 2013, less cost of sales of $22 million in the three months ended March 31, 2013.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

2013 Divisional Hotel Inventory Summary by Ownership by Brand

As of March 31, 2013

	Americas		North America		Latin America		Asia Pacific		Greater China		Rest of Asia		Europe, Africa & Middle East		Europe		Africa & Middle East		TOTAL
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms
Owned & Leased
Sheraton	11	6,228	6	3,529	5	2,699	2	821	—	—	2	821	4	705	4	705	—	—	17	7,754
Westin	6	3,131	3	2,229	3	902	1	273	—	—	1	273	3	650	3	650	—	—	10	4,054
Four Points	2	327	2	327	—	—	—	—	—	—	—	—	—	—	—	—	—	—	2	327
W	2	919	2	919	—	—	—	—	—	—	—	—	2	665	2	665	—	—	4	1,584
Luxury Collection	2	824	1	643	1	181	—	—	—	—	—	—	5	577	5	577	—	—	7	1,401
St. Regis	3	716	3	716	—	—	1	160	—	—	1	160	2	261	2	261	—	—	6	1,137
Le Meridien	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Aloft	2	388	2	388	—	—	—	—	—	—	—	—	—	—	—	—	—	—	2	388
Element	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Other	1	135	1	135	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1	135

Total Owned & Leased	29	12,668	20	8,886	9	3,782	4	1,254	—	—	4	1,254	16	2,858	16	2,858	—	—	49	16,780

Managed & UJV
Sheraton	51	28,895	36	25,941	15	2,954	82	32,505	54	24,404	28	8,101	72	20,740	40	11,517	32	9,223	205	82,140
Westin	60	30,790	57	29,904	3	886	31	10,340	15	5,341	16	4,999	15	5,046	12	4,097	3	949	106	46,176
Four Points	4	597	1	171	3	426	22	7,060	18	5,543	4	1,517	13	2,342	5	779	8	1,563	39	9,999
W	27	8,076	25	7,643	2	433	9	2,229	3	1,114	6	1,115	4	805	3	364	1	441	40	11,110
Luxury Collection	11	1,938	4	1,648	7	290	10	1,991	4	811	6	1,180	25	4,599	20	3,215	5	1,384	46	8,528
St. Regis	11	2,117	9	1,808	2	309	8	2,032	5	1,380	3	652	5	1,108	2	223	3	885	24	5,257
Le Meridien	4	469	3	309	1	160	26	7,306	7	2,534	19	4,772	47	12,954	19	5,808	28	7,146	77	20,729
Aloft	2	292	—	—	2	292	7	1,801	5	1,023	2	778	4	943	3	535	1	408	13	3,036
Element	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Other	1	151	1	151	—	—	—	—	—	—	—	—	1	165	1	165	—	—	2	316

Total Managed & UJV	171	73,325	136	67,575	35	5,750	195	65,264	111	42,150	84	23,114	186	48,702	105	26,703	81	21,999	552	187,291

Franchised
Sheraton	176	51,897	165	49,047	11	2,850	13	6,124	3	1,836	10	4,288	19	4,937	17	4,534	2	403	208	62,958
Westin	64	20,422	59	18,895	5	1,527	9	2,730	2	496	7	2,234	3	1,176	3	1,176	—	—	76	24,328
Four Points	122	19,249	113	17,920	9	1,329	8	1,441	1	126	7	1,315	5	835	5	835	—	—	135	21,525
W	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Luxury Collection	9	1,748	7	1,500	2	248	10	3,071	—	—	10	3,071	12	1,673	12	1,673	—	—	31	6,492
St. Regis	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Le Meridien	11	2,717	10	2,606	1	111	3	715	1	160	2	555	5	1,446	3	623	2	823	19	4,878
Aloft	48	6,926	48	6,926	—	—	4	564	—	—	4	564	—	—	—	—	—	—	52	7,490
Element	10	1,641	10	1,641	—	—	—	—	—	—	—	—	—	—	—	—	—	—	10	1,641
Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Franchised	440	104,600	412	98,535	28	6,065	47	14,645	7	2,618	40	12,027	44	10,067	40	8,841	4	1,226	531	129,312

Systemwide
Sheraton	238	87,020	207	78,517	31	8,503	97	39,450	57	26,240	40	13,210	95	26,382	61	16,756	34	9,626	430	152,852
Westin	130	54,343	119	51,028	11	3,315	41	13,343	17	5,837	24	7,506	21	6,872	18	5,923	3	949	192	74,558
Four Points	128	20,173	116	18,418	12	1,755	30	8,501	19	5,669	11	2,832	18	3,177	10	1,614	8	1,563	176	31,851
W	29	8,995	27	8,562	2	433	9	2,229	3	1,114	6	1,115	6	1,470	5	1,029	1	441	44	12,694
Luxury Collection	22	4,510	12	3,791	10	719	20	5,062	4	811	16	4,251	42	6,849	37	5,465	5	1,384	84	16,421
St. Regis	14	2,833	12	2,524	2	309	9	2,192	5	1,380	4	812	7	1,369	4	484	3	885	30	6,394
Le Meridien	15	3,186	13	2,915	2	271	29	8,021	8	2,694	21	5,327	52	14,400	22	6,431	30	7,969	96	25,607
Aloft	52	7,606	50	7,314	2	292	11	2,365	5	1,023	6	1,342	4	943	3	535	1	408	67	10,914
Element	10	1,641	10	1,641	—	—	—	—	—	—	—	—	—	—	—	—	—	—	10	1,641
Other	2	286	2	286	—	—	—	—	—	—	—	—	1	165	1	165	—	—	3	451
Vacation Ownership	14	7,532	13	6,952	1	580	—	—	—	—	—	—	—	—	—	—	—	—	14	7,532

Total Systemwide	654	198,125	581	181,948	73	16,177	246	81,163	118	44,768	128	36,395	246	61,627	161	38,402	85	23,225	1,146	340,915

Note: Includes Vacation Ownership properties

Note: Starwood Hotels & Resorts Worldwide, Inc. is responsible only for the source Excel file available on the company’s website. Files that are altered or amended by end users do not represent information provided by Starwood.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Vacation Ownership Inventory Pipeline

As of March 31, 2013

UNAUDITED

	# Resorts			# of Units (1)
Brand	Total (2)	In Operations	In Active Sales	Completed (3)	Pre-sales/ Development (4)	Future Capacity (5),(6)	Total at Buildout
Sheraton	7	7	6	3,079	—	712	3,791
Westin	9	9	9	1,584	22	37	1,643
St. Regis	2	2	—	56	—	—	56
The Luxury Collection	1	1	—	6	—	—	6
Unbranded	2	2	1	99	—	1	100

Total SVO, Inc.	21	21	16	4,824	22	750	5,596

Unconsolidated Joint Ventures (UJV’s)	1	1	1	198	—	—	198

Total including UJV’s	22	22	17	5,022	22	750	5,794

Total Intervals Including UJV’s (7)				261,144	1,144	39,000	301,288

(1)	Lockoff units are considered as one unit for this analysis.
(2)	Includes resorts in operation, active sales or future development.
(3)	Completed units include those units that have a certificate of occupancy.
(4)	Units in Pre-sales/Development are in various stages of development (including the permitting stage), most of which are currently being offered for sale to customers.
(5)	Based on owned land and average density in existing marketplaces
(6)	Future units indicated above include planned timeshare units on land owned by the Company or applicable UJV that have received all major governmental land use approvals for the development of timeshare. There can be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated.
(7)	Assumes 52 intervals per unit.